Immediate Release

                                        Contact
                                        Mary Brevard
                                        Phone:  312/322-8683
                                        Fax:  312/461-0507



                  BWA COMPLETES PURCHASE OF TURBOCHARGER BUSINESS;
                   EXPECTS STRONG FOURTH QUARTER AND 1999 RESULTS


Chicago, Illinois, December 10, 1998 -- Borg-Warner Automotive, Inc. (NYSE: BWA) today announced that it has completed the purchase of the turbocharger systems division of AG Kuhnle, Kopp & Kausch.

     "We are excited about the opportunities offered by 100% ownership of the turbocharger business," said John F. Fiedler, chairman and chief executive officer of Borg-Warner Automotive. "We can leverage its outstanding technology on a global basis with the rest of our engine management business."

     Fiedler added that the turbocharger business will be an important contri-butor to expected double-digit growth in earnings for Borg-Warner Automotive in 1999. "We expect to end 1998 with fourth quarter performance at the higher end of analysts'expectations, and believe this strength will carry into 1999. Engine technology,like turbocharged direct injected diesel engines, is replacing four-wheel drive as the near-term growth catalyst for our company. Our presence in Europe is also very important, because that is where much of the technology change is occurring." He noted that the company has no material exposure to South America and that its business in Asia has stabilized.

     Chicago-based Borg-Warner Automotive, Inc. is a product leader in highly engineered components and systems primarily for automotive powertrain applica-tions. The company operates manufacturing facilities in 12 countries serving the North American, European and Asian automotive markets.
####
Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncer-tainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary
Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 1997.

Note: Borg-Warner Automotive press releases are available on the Internet via Company News On-Call:http://www.prnewswire.com or via fax, 800-758-5804, ext. 120941.